EXHIBIT 10.1(a)

           AMENDMENT TO DEFERRED COMPENSATION AGREEMENT


     THIS AMENDMENT, made this 31st day of March, 1998, between ROUNDY'S, INC., a Wisconsin corporation ("Roundy's") and
[_______________] ("Employee").

                             RECITALS:

1.   The Employee and Roundy's are parties to a "Deferred
     Compensation Agreement" date as of April 16, 1997 (the
     "Existing Agreement").

2. The Parties desire to amend the Existing Agreement in the manner set forth herein.

                            AGREEMENT:
     Therefore, in consideration of the premises and the Employee's continued employment with Roundy's, Roundy's and the Employee hereby agree as follows:

     1. Amendment of Existing Agreement. Subsection 6(b) of the Existing Agreement is deleted and replaced in its entirety with the following:

     "(b) For purposes of this Agreement, the term "Good Reason" means either of the following (in either case, effected by Roundy's (or the subsidiary or affiliate by which the Employee is employed), without the Employee's voluntary concurrence): (i) any material diminution in the total value of the Employee's compensation, including for this purpose all compensation in all forms, whether in cash or otherwise, and whether current or deferred, or (ii) the substantial diminution of or adverse change in the Employee's authority, functions or responsibilities, to the point that the Employee's job functions and level of responsibility in the Company (or in its successor, or in the business unit that comprises substantially the business of the Company as it existing preceding the Change of Control) are not reasonably commensurate with the level of responsibility or the functions associated with the Employee's position with the Company immediately preceding the Change of Control."

     2. Agreement Otherwise Remains in Effect. Except as expressly set forth above, the Existing Agreement remains in force and effect in accordance with its original terms.

     IN WITNESS WHEREOF, the parties have executed this Amendment, as of the date first written above.

                              ROUNDY'S, INC.

                              By:
                                Gerald F. Lestina, President & CEO

                              Attest:
                                   Edward G. Kitz, Vice President,
                                   Secretary & Treasurer


                              [________________], Employee